EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement of Yes Clothing Company, Inc., on Form S-8 of our report dated June 22, 2001, appearing on page F-2 in the Annual Report on Form 10-KSB of Yes Clothing Company, Inc. for the year ended March 31, 2001.


/s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP
Irvine, California
January 7, 2002